Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 6

AMENDMENT AGREEMENT dated as of August 31, 2012, among PECO ENERGY COMPANY, a Pennsylvania corporation (the “Seller”), VICTORY RECEIVABLES CORPORATION, a Delaware corporation (“Victory”) and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH as agent (the “Agent”).

Preliminary Statements. (1) The Seller, Victory and the Agent are parties to a Trade Receivables Purchase and Sale Agreement dated as of December 20, 1988, as amended and restated as of November 14, 1995, as of January 1, 1999, as of November 14, 2000, as of November 14, 2005, and as further amended and restated as of September 19, 2008, and as amended as of September 17, 2009, as of September 7, 2010, as of September 2, 2011, as of April 30, 2012 and as of May 31, 2012 (the “Agreement”; capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Agreement) relating to certain Eligible Assets sold by the Seller and acquired by Victory; and

(2) The Seller, the Investor, the Owners and the Agent, as agent for the Investor and the Owners, desire to amend the Agreement;

NOW, THEREFORE, the parties agree as follows:

SECTION 1. Amendment to Agreement. (a) Section 1.01 of the Agreement is amended as follows:

1. The definition of “Facility Termination Date” is amended by deleting the date “August 31, 2012” in clause (a) thereof and replacing it with the date “August 30, 2013”.

2. A new definition of “NGS” is added in its proper alphabetical order and reads in its entirety as follows:

“NGS” means natural gas suppliers licensed by the Pennsylvania Public Utility Commission pursuant to the Competition Act to provide competitive natural gas services.

3. A new definition of “Other Energy Supplier” is added in its proper alphabetical order and reads in its entirety as follows:

“Other Energy Supplier” means an EGS or an NGS, as the context requires.

4. A new definition of “POR Receivable” is added in its proper alphabetical order and reads in its entirety as follows:

“‘POR Receivable’ means an account receivable identified and referred to on (a) First Revised pages 91-93 and Second Revised page 94 of Supplement No. 7 of Tariff Electric Pa. PUC No. 1S and (b) First Revised pages 33-35 of Supplement No. 4 to Tariff Gas Pa. PUC No. 1S which has been purchased by the Seller from an Other Energy Supplier in accordance with such Tariffs.”

5. The definition of “Tariff” is amended and restated in its entirety to read as follows:

“‘Tariff’ means each of the tariffs (as in effect from time to time) and each other arrangement authorized by law or regulation pursuant to which the Seller or an Other Energy Supplier shall provide and bill transmission and distribution services as well as electricity or gas or generation or other services to certain Obligors from time to time in the ordinary course of business of the Seller or such Other Energy Supplier and pursuant to which such Obligors shall be obligated to pay for such transmission and distribution services, electricity or gas and Competitive Transition Charges from time to time (but not Intangible Transition Charges), in the form delivered to the Agent as attached to the certificate referred to in Section 3.01(a) and as delivered to the Agent from time to time pursuant to Section 5.01(j).”

6. The definition of “Tariff Receivable” is amended and restated in its entirety to read as follows:

“‘Tariff Receivable’ means the indebtedness of any Obligor under a Tariff arising from a sale of gas or electricity, or for gas transportation services rendered, or for the provision of transmission or distribution services, in each case by the Seller or an Other Energy Supplier to such Obligor, and includes the right to payment of any interest or finance charges and other obligations of any Obligor for Competitive Transition Charges with respect thereto, for CAP Rate Program Receivables and for POR Receivables, but shall not include Intangible Transition Charges or Receivables billed by the Seller on behalf of an Other Energy Supplier.”

(b) Section 7.01(h) of the Agreement is amended and restated in its entirety to read as follows:

“(h) The Eligible Asset percentage shall equal or exceed 100% for a period of 5 consecutive days and, anything in this Agreement to the contrary notwithstanding, the amount of Capital necessary to reduce the Capital of all Eligible Assets so that the resulting Eligible Asset percentage is below 100% is not paid by the Seller to the Agent at the Agent’s Account in immediately available funds within two Business Days from the delivery of the Investor Report which shows such percentage to equal or exceed 100%.”

SECTION 2. Conditions Precedent. The terms and provisions of this Amendment Agreement shall become effective upon the execution and delivery of five (5) counterparts of this (i) Amendment Agreement, together with a certificate of an officer of the Seller to which there shall be attached the Tariffs referred to in the definition of POR Receivables, as required by Section 5.01(j) of the Agreement, and (ii) a new Fee Letter, by the parties hereto and thereto, each in form and substance satisfactory to the Agent.

SECTION 3. Confirmation of Agreement. Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. Each reference in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment Agreement, and as hereinafter amended or restated.

SECTION 4. GOVERNING LAW. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE OWNERS IN THE RECEIVABLES, OR REMEDIES HEREUNDER, IN RESPECT THEREOF ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 5. Execution in Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Amendment Agreement by facsimile or by electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

SECTION 6. Seller’s Representations and Warranties. The Seller represents and warrants that this Amendment Agreement has been duly authorized, executed and delivered by the Seller pursuant to its corporate powers and constitutes the legal, valid and binding obligation of the Seller. The Seller also makes each of the representations and warranties contained in Section 4.01 of the Agreement after giving effect to this Amendment Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PECO ENERGY COMPANY

By:	/s/ Phillip S. Barnett
Name: Phillip S. Barnett
Title: Senior Vice President, Chief Financial Officer and Treasurer

VICTORY RECEIVABLES CORPORATION

By:	/s/ David DeAngelis
Name: David DeAngelis
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Agent

By:	/s/ Eric Williams
Name: Eric Williams
Title: Director

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